UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2007

Vail Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2007, Jeffrey W. Jones, Senior Executive Vice President and Chief Financial Officer of Vail Resorts, Inc. (the “Company”), purchased the Company’s interest in his home for $650,000. As a result, the Housing Agreement, dated as of June 21, 2006, which had previously been entered into by Mr. Jones and The Vail Corporation, a wholly-owned subsidiary of the Company, in connection with his relocation to the Company’s new corporate headquarters in Broomfield, Colorado, was no longer required and is no longer effective. All aspects of Mr. Jones employment agreement remain in full force and effect. Both the Housing Agreement and Mr. Jones’ employment agreement were previously filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2007	Vail Resorts, Inc.

	By:	/s/ Martha D. Rehm
Martha D. Rehm
Executive Vice President and General Counsel